                                                                   EXHIBIT 99.01


                              AT HOME CORPORATION
                              425 Broadway Street
                            Redwood City, CA 94603

                                                                   June 22, 2000
                                                                   -------------



AT&T Corp.
Comcast Corporation
Cox Communications, Inc.

Ladies and Gentlemen:

     Reference is hereby made to the letter agreement, including the term sheets attached thereto as Annexes A, B and C (the "Term Sheets" ), dated as of March 28, 2000 (the "March Letter Agreement"), by and among At Home Corporation ("Excite@Home"), AT&T Corp. ("AT&T"), Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox") and certain of their respective subsidiaries (collectively, the "Parties") regarding certain agreements among the Parties. Capitalized terms used herein without definition shall have the respective meanings assigned to them in the March Letter Agreement.

     1. Each Party acknowledges that it is aware of the litigation entitled Cablevision Systems Corporation, CSC Holdings, Inc. and CSC At Home Holding
---------------------------------------------------------------------------
Corporation v. At Home Corporation et al. (Civil Action No. 18111-NC) pending in
-----------    --------------------------
the Delaware Chancery Court (the "Cablevision Action"). Each Party further acknowledges that the Court in the Cablevision Action is being advised that the Parties have agreed not to consummate any of the transactions contemplated by the March Letter Agreement until at least the conclusion of the trial on the merits in the Cablevision Action.

     2. Each Party agrees that the reference to September 30, 2000 in paragraph 4 of the executed letter included in the March Letter Agreement shall be amended to be the earlier of (a) November 15, 2000 or (b) the date which is 30 days after the final judgment in the Cablevision Action is no longer subject to appeal or review by the Delaware courts.

     3. Each Party hereto severally represents to each of the other parties hereto that this Letter Agreement has been duly authorized, executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party and, to the extent applicable, the members of such Party's Stockholder Group, enforceable against such Party and the applicable members of its Stockholder Group, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity.

     4. Each of AT&T, Comcast and Cox acknowledges and agrees that its execution of this Letter Agreement shall constitute the consent of their respective Stockholder Affiliates listed in Schedule I hereto to the transactions contemplated by this Letter Agreement and each of them agrees to use all reasonable efforts to cause their respective subsidiaries and affiliates, including the Stockholder Affiliates, to comply with the provisions, terms and obligations applicable to them as set forth in this Letter Agreement.

     5. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The Parties hereto agree that irreparable damage would occur in the event any provision of this Letter Agreement was not performed in accordance with the terms hereof, and that the Parties shall be entitled to specific performance (subject to the moving party sustaining the applicable burden necessary to obtain such relief including as to the inadequacy of money damages) of the terms hereof in addition to any other remedy at law or in equity. Except as expressly set forth herein, the March Letter Agreement shall remain in full force and effect subject to the terms and conditions thereof unless terminated.

     6. This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Letter Agreement shall not be effective as to any Party until executed and delivered by all of the Parties.

     7. If the foregoing is in accordance with your understanding please indicate your agreement by signing below, at which time this letter will constitute a binding Letter Agreement among us.

                                    Very truly yours,


                                    AT HOME CORPORATION


                                    By: /s/ George Bell
                                        ----------------------
                                    Name: George Bell
                                          --------------------
                                    Title: Chairman and CEO
                                           -------------------

Accepted and Agreed as of
the date first above written:

AT&T CORP.


By: /s/ Marilyn Wasser
    -------------------------
Name: Marilyn Wasser
      -----------------------
Title: VP - Law and Secretary
       ----------------------


COMCAST CORPORATION


By: /s/ Lawrence E. Smith
    -------------------------
Name: Lawrence E. Smith
      -----------------------
Title: Exec. V.P.
       ----------------------


COX COMMUNICATIONS, INC.


By: /s/ JIMMY W. HAYES
    -------------------------
Name: JIMMY W. HAYES
      -----------------------
Title: EVP FINANCE & ADMIN.
       ----------------------
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                                  SCHEDULE I
                                  ----------

                            STOCKHOLDER AFFILIATES
                            ----------------------


AT&T
----
 AT&T Broadband, LLC
 TCI Internet Services, Inc.
 TCI Communications, Inc.
 TCI Cable Investments Inc.
 TCI.NET, Inc.

Comcast
-------
 Comcast Cable Communications, Inc.
 Comcast Online Communications, Inc.

Cox
---
 Cox Enterprises, Inc.